UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2021

MATCH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34148	59-2712887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 North Central Expressway, Suite 1400

Dallas, TX 75231

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001	MTCH	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 — Entry into a Material Definitive Agreement.

On February 9, 2021, Match Group, Inc. (the “Company,” “we,” “us” or “our”), announced that it has entered into a Share Purchase Agreement (the “Purchase Agreement”) by and among the Company, MG Korea Services Limited, a limited company organized and existing under the laws of the Republic of Korea and indirect wholly owned subsidiary of the Company (the “Buyer”), and each of the shareholders of Hyperconnect, Inc., a joint stock company (chusik-hoesa) duly organized and existing under the laws of the Republic of Korea (the “Target”) party thereto (each such shareholder and any other shareholder that subsequently becomes a party thereto, a “Seller” and collectively, the “Sellers”). Pursuant to the Purchase Agreement, the Buyer will acquire all of the equity interests of the Target held by the Sellers (the “Acquisition”).

The Acquisition is valued at approximately $1.725 billion, up to 50% of which may be payable by issuance and delivery to certain Sellers of shares of common stock of the Company (the “Acquisition Shares”) and at least 50% of which will be payable in cash, subject to customary adjustments for cash, debt-like items and net working capital at the closing of the Acquisition (as set forth in the Purchase Agreement). The Company will have the right to increase the cash consideration and decrease the number of Acquisition Shares prior to consummation of the Acquisition.

The Purchase Agreement contains customary representations and warranties as well as covenants by each of the parties. The representations and warranties contained in the Purchase Agreement, other than certain fundamental representations and warranties, will not survive the closing of the Acquisition, and the Company’s primary recourse with respect to damages resulting from a breach of such representations and warranties of the Sellers will be against a representations and warranties insurance policy issued to the Company in connection with the consummation of the Acquisition. The Purchase Agreement also contains certain limited indemnification obligations of the parties, including with respect to breaches of the parties’ respective covenants required to be performed following consummation of the Acquisition.

Completion of the Acquisition will be subject to the satisfaction or waiver of certain closing conditions, including, among others, the continued accuracy of representations and warranties made by the parties to the Purchase Agreement, the performance in all material respects of obligations required to be performed under the Purchase Agreement, the absence of any applicable court or governmental order preventing or prohibiting completion of the Acquisition and receipt of required governmental approvals. There can be no assurance that the conditions to closing the Acquisition will be satisfied or waived or that other events will not intervene to delay or result in the failure to close the Acquisition.

The Purchase Agreement is not intended to provide any other factual, business or operational information about the parties thereto. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including, to the extent agreed by the parties, being qualified by disclosures: (i) exchanged between the parties in connection with the execution of the Purchase Agreement and (ii) contained in the disclosure schedules to the Purchase Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk among the parties to the Purchase Agreement based on the relative knowledge of the parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing summary of the Purchase Agreement and the Acquisition contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 3.02 — Unregistered Sales of Equity Securities.

As described above, pursuant to the terms and subject to the conditions of the Purchase Agreement, upon consummation of the Acquisition, certain Sellers may receive Acquisition Shares as partial consideration for the Acquisition. Pursuant to the Purchase Agreement, the Company may issue approximately 5.9 million Acquisition Shares (using the average closing price of the Company’s shares of common stock over the twenty (20) trading day period ending on February 8, 2021 and assuming the maximum of $862.5 million of Acquisition Shares is issued in the Acquisition). The number of Acquisition Shares issued to the Sellers will be calculated based on the volume-weighted average trading price of the Company’s shares of common stock over the twenty (20) trading day period ending on and including the trading day that is immediately prior to the sixth (6th) trading day prior to the closing date of the Acquisition.

The Acquisition Shares will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the private offering exemption provided by Section 4(a)(2) because the transaction does not involve a public offering. In connection with such issuance, the Company has agreed that at, or following the Acquisition, the Acquisition Shares will be added to the Company’s existing automatic shelf registration statement on Form S-3 and the Company will file a prospectus supplement in respect thereof under Rule 424(b)(7) of the Securities Act. Certain Sellers have agreed to lock-up provisions restricting their ability to sell the Acquisition Shares, subject to certain limited exceptions set forth in the Purchase Agreement, until the earlier of (i) the three (3) year anniversary of the consummation of the Acquisition and (ii) the termination of such Seller’s employment with the Target under certain circumstances.

The disclosure relating to the Acquisition Shares in Item 1.01 of this Current Report is incorporated herein by reference.

Item 7.01 — Regulation FD Disclosure.

On February 9, 2021, the Company issued a press release announcing the Acquisition. A copy of such press release is furnished with this report as Exhibit 99.1 and incorporated herein by reference.

The information in this report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this report shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, unless specifically incorporated by reference into any such filing. This report will not be deemed an admission as to the materiality of any information in this report that is disclosed in accordance with Regulation FD.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Share Purchase Agreement, dated as of February 10, 2021, by and among the Company, the Buyer and the Sellers

99.1	Press Release dated February 9, 2021 announcing the Acquisition

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ Jared Sine
Jared Sine
Chief Legal Officer and Secretary

Date: February 9, 2021